Exhibit (j)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Government Money Market ProFund on Form N-1A (“Registration Statement”) of our report dated February 24, 2017, relating to the financial statements which appear in the December 31, 2016 Annual Report to the Shareholders of Government Cash Management which is also incorporated by reference into the Registration Statement.

Boston, Massachusetts

April 25, 2017